Exhibit 10.4

DEED OF INDEMNIFICATION

THIS DEED OF INDEMNIFICATION (this “Agreement”), dated as of                     , is made by and among Covidien Ltd., a Bermuda company (the “Company”), Covidien plc, an Irish public limited company and                      (“Indemnitee”).

WHEREAS, the Company has effected a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”) pursuant to which the shareholders of the Company became shareholders of Covidien plc, and the Company became a wholly owned subsidiary of Covidien plc;

WHEREAS, it is essential to the Company and Covidien plc that Covidien plc retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of Covidien plc;

WHEREAS, each of the Company, Covidien plc and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

WHEREAS, due to restrictions imposed by Irish law, the articles of association of Covidien plc (the “Covidien plc Articles of Association”) do not confer indemnification and advancement rights on its directors and Secretary as broad as the indemnification and advancement rights that, prior to the effectiveness of the Scheme of Arrangement, were provided by the Bye-Laws of the Company (the “Company Bye-Laws”) to its directors and Secretary;

WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability, (ii) specific contractual assurance that such protection will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Covidien plc Articles of Association or the Company Bye-Laws or any change in the composition of Covidien plc’s Board of Directors or acquisition transaction relating to Covidien plc), the Company and Covidien plc wish to provide in this Agreement for the indemnification by the Company of and the advancing by the Company of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under Covidien plc’s directors’ and officers’ liability insurance policies as set forth in this Agreement;

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve Covidien plc directly or, at its request, with another Enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.	Certain Definitions:

(a) Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b) Board: the Board of Directors of Covidien plc.

(c) Change in Control: shall be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the Voting Shares (as defined below) of Covidien plc;

(ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board as of the Transaction Time (as defined in the Scheme of Arrangement), provided that any person becoming a director subsequent to such time whose election or nomination for election was supported by three-quarters of the directors who immediately prior to such election or nomination for election comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii) Covidien plc adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv) all or substantially all of the assets or business of Covidien plc is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of Covidien plc immediately prior to such a merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Shares of Covidien plc, all of the Voting Shares or other ownership interests of the entity or entities, if any, that succeed to the business of Covidien plc); or

(v) Covidien plc combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of Covidien plc immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Shares of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Shares of the combined company, any shares received by Affiliates of such other company in exchange for shares of such other company), provided, however, that any occurrence that would, in the absence of this proviso, otherwise constitute a Change in Control pursuant to any of clause (i), (iii), (iv) or (v) above, shall not constitute a Change in Control if such occurrence is approved by a majority of the directors on the Board who were directors immediately prior to such occurrence.

(d) Enterprise: Covidien plc and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of Covidien plc as a director, officers, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

(e) Exchange Act: the U.S. Securities Exchange Act of 1934, as amended.

(f) Expenses: any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, prosecuting (subject to Section 2(b)), being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(g) Indemnifiable Event: (i) any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of Covidien plc, or while a director or officer of Covidien plc is or was serving at the request of Covidien plc as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, employee, trustee, agent, or fiduciary, (ii) any event or fact related to the fact that Indemnitee is or was a director, officer, employee, trustee, agent, or fiduciary of the Company or another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise and that related to the subject matter of the investigations referred to in the Company’s Form 10 as filed on June 8, 2007 or any other investigation (whether or not the Company is or was a target of such investigation) by any government entity covering subject matter that is substantially similar to the subject matter of, or arises out of, the foregoing investigations or (iii) any event or occurrence that took place prior to the Transaction Time, related to the fact that Indemnitee was a director or officer of the Company, or while a director or officer of the Company was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other Enterprise, or was a director, officer, employee, trustee, agent, or fiduciary of a foreign or domestic corporation that was a predecessor corporation of the Company or another Enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, trustee, agent, or fiduciary or in any other capacity while serving as a director, officer, employee, trustee, agent, or fiduciary.

(h) Independent Counsel: the meaning specified in Section 3.

(i) Proceeding: any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of Covidien plc), or any inquiry, hearing, or investigation, whether conducted by Covidien plc or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(j) Reviewing Party: the meaning specified in Section 3.

(k) Voting Shares: shares of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors (or similar function) of an Enterprise.

2.	Agreement to Indemnify

(a) General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including without limitation, any indemnification provided by the Company Bye-Laws, the Covidien plc Articles of Association, or applicable law.

(b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against Covidien plc or any of its subsidiaries or any director or officer of Covidien plc or any of its subsidiaries unless (i) Covidien plc has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce indemnification rights under Section 4; or (iii) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation.

(c) Expense Advances. If so requested by Indemnitee, the Company shall advance (within five business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”); provided that, (i) such Expense Advance shall be made only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay the amount thereof if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, (ii) the Company shall not (unless a court of competent jurisdiction shall determine otherwise) be required to make an Expense Advance if and to the extent that the Reviewing Party has determined that Indemnitee is not permitted to be indemnified under applicable law, and (iii) if and to the extent that the Reviewing Party determines after payment of one or more Expense Advances that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid. If Indemnitee has commenced or commences legal proceedings in a court of competent jurisdiction or commences arbitration to secure a determination that Indemnitee is entitled to indemnification or Expense Advance, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified by the Company hereunder against all Expenses incurred in connection therewith.

(e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f) Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company:

(i) on account of any Proceeding in which a final and non-appealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Covidien plc pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local laws;

(ii) if a court of competent jurisdiction by a final and non-appealable judgment, shall determine that such indemnification is not permitted under applicable law;

(iii) on account of any Proceeding relating to an Indemnifiable Event as to which the Indemnitee has been convicted of a crime constituting a felony under the laws of the jurisdiction where the criminal action had been brought (or, where a jurisdiction does not classify any crime as a felony, a crime for which Indemnitee is sentenced to death or imprisonment for a term exceeding one year);

(iv) on account of any Proceeding brought by Covidien plc or any of its subsidiaries against Indemnitee; or

(v) on account of any Proceeding relating to an Indemnifiable Event described in clause (iii) of the definition thereof that is initiated after the sixth anniversary of the Transaction Time.

3.	Reviewing Party; Exhaustion of Remedies.

(a) Prior to any Change in Control, the reviewing party (the “Reviewing Party”) shall be any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; after a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising after a Change in Control concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement to which the Company or any of its Affiliates is a party or under applicable law or the Company Bye-Laws or the Covidien plc Articles of Association now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company and Covidien plc shall seek legal advice only from independent counsel (“Independent Counsel”) selected by Indemnitee and approved by Covidien plc (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company, Covidien plc or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company, Covidien plc or Indemnitee in an action to determine

Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company, Covidien plc and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. In doing so, the Independent Counsel may consult with (and rely upon) counsel in any appropriate jurisdiction (e.g., Bermuda or Ireland) who would qualify as Independent Counsel (“Local Counsel”). The Company agrees to pay the reasonable fees of the Independent Counsel and the Local Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel or the Local Counsel pursuant hereto.

(b) Prior to making written demand on the Company for indemnification pursuant to Section 4(a) or making a request for Expense Advance pursuant to Section 2(c), Indemnitee shall (i) seek such indemnification or Expense Advance, as applicable, under any applicable insurance policy and (ii) request that Covidien plc consider in its discretion whether to make such indemnification or Expense Advance, as applicable. Upon any such request by Indemnitee of Covidien plc, Covidien plc shall consider whether to make such indemnification or Expense Advance, as applicable, based on the facts and circumstances related to the request. Covidien plc may require, as a condition to making any indemnification or Expense Advance, as applicable, that Indemnitee enter into an agreement providing for such indemnification or Expense Advance, as applicable, to be made subject to substantially the same terms and conditions applicable to an indemnification or Expense Advance, as applicable, by the Company hereunder (including, without limitation, conditioning any Expense Advance upon delivery to Covidien plc of an undertaking of the type described in clause (i) of the proviso to Section 2(c)). In the event indemnification or Expense Advance, as applicable, is not received pursuant to an insurance policy, or from Covidien plc, within 5 business days of the later of Indemnitee’s request of the insurer and Indemnitee’s request of Covidien plc as provided in the first sentence of this Section 3(b), Indemnitee may make written demand on the Company for indemnification pursuant to Section 4(a) or make a request for Expense Advance pursuant to Section 2(c), as applicable.

4.	Indemnification Process and Appeal.

(a) Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has given a written opinion to the Company that Indemnitee is not entitled to indemnification under applicable law.

(b) Adjudication or Arbitration. (i) Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification or Expense Advance to which Indemnitee is entitled hereunder within thirty days after making a demand or request in accordance with Section 4(a) or Section 2(c), as applicable (a “Nonpayment”), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any federal or state court located in New York County, State of New York (a “New York Court”) having subject matter jurisdiction thereof seeking an initial determination by the court or by challenging any determination by the Reviewing Party or any aspect thereof. Any determination by the Reviewing Party not challenged by Indemnitee in any such litigation shall be binding on the Company, Covidien plc and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee at law or in equity. The Company, Covidien plc and Indemnitee hereby irrevocably and unconditionally (A) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a New York Court and not in any other court in the United States or in any other country, (B) consent to submit to the exclusive jurisdiction of the New York Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (C) waive any objection to the laying of venue of any such action or proceeding in the New York Court, and (D) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the New York Court has been brought in an improper or inconvenient forum.

(ii) Alternatively, in the case of a Nonpayment, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

(iii) In the event that a determination shall have been made pursuant to Section 4(a) or 2(c) of this Agreement that Indemnitee is not entitled to indemnification or Expense Advance, any judicial proceeding or arbitration commenced pursuant to this Section 4(b) shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 4(b) the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 4(b), Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 2(c) until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(iv) In the event that Indemnitee, pursuant to this Section 4(b), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, and it is determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive all of the indemnification or advancement of Expenses sought, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

(c) Defense to Indemnification, Burden of Proof, and Presumptions. (i) It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

(ii) In connection with any action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company.

(iii) Neither the failure of the Reviewing Party to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the Indemnitee is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party that the Indemnitee had not met such applicable standard of conduct, shall, of itself, be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(iv) For purposes of this Agreement, to the fullest extent permitted by law, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(v) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records of books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert selected by such Enterprise. The provisions of this Section 4(c)(v) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in applicable law.

(vi) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

(vii) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Agreement that the procedures or presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any court or before any arbitrator that the Company is bound by all the provisions of this Agreement.

5.	Indemnification for Expenses Incurred in Enforcing Rights. In addition to Indemnitee’s rights under Section 4(b)(iv), the Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee:

(a) for indemnification or advance payment of Expenses under any agreement to which the Company or any of its Affiliates is a party (other than this Agreement) or under applicable law or the Company Bye-Laws or the Covidien plc Articles of Association now or hereafter in effect relating to indemnification or advance payment of Expenses for Indemnifiable Events (it being specified, for the avoidance of doubt, that this clause (a) shall not be deemed to provide Indemnitee with a right to the indemnification or advance payment of Expenses being sought in such action), and/or

(b) for recovery under directors’ and officers’ liability insurance policies maintained by Covidien plc,

but, in either case, only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or expense advance or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses and any Expenses incurred in any action brought pursuant to Section 4 to Indemnitee, subject to and in accordance with Section 2(c).

6.	Notification and Defense of Proceeding.

(a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company and Covidien plc of the commencement thereof; but the omission so to notify the Company and Covidien plc will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c).

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company and Covidien plc of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding (x) brought by or on behalf of Covidien plc or the Company, (y) as to which Indemnitee shall have made the determination provided for in (ii) above or (z) after a Change in Control (it being specified, for the avoidance of doubt, that the Company may assume defense of any such proceeding described in this sentence with Indemnitee’s consent, provided that any such consent shall not affect the rights of Indemnitee under the foregoing provisions of this Section 6(b)).

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if assumption of the defense of the Proceeding by the Company was barred by this Agreement.

7.

Establishment of Trust. In the event of a Change in Control the Company shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request (a) to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event and (b) to be indemnifiable pursuant to this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trustee (as defined below) shall advance, within five business days of a request by the Indemnitee, any and all Expenses to the Indemnitee on the same terms and conditions as provided in Section 2(c) (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust (the “Trustee”) shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorney’s fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

8.	Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company Bye-Laws, the Covidien plc Articles of Association, applicable law, or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company Bye-Laws, the Covidien plc Articles of Association, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.	Liability Insurance. To the extent Covidien plc maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer, as applicable, of Covidien plc.

10.

Continuation of Contractual Indemnity or Period of Limitations. All agreements and obligations of the Company contained herein shall continue for so long as Indemnitee shall be subject to, or involved in, any proceeding for which indemnification is provided pursuant to this Agreement. Notwithstanding the foregoing, no legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by the laws of Bermuda or Ireland, as applicable, under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

11.	Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever (other than pursuant to the terms hereof), the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Covidien plc, on one hand, and Indemnitee, on the other hand. as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company and Covidien plc (and their respective directors, officers, employees and agents), on one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).

12.	Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

13.	Subrogation. In the even of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14.	No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, the Company Bye-Laws, the Covidien plc Articles of Association or otherwise) of the amounts otherwise indemnifiable hereunder.

15.	Obligations of Covidien plc. In the event a Proceeding results in a judgment in Indemnitee’s favor or otherwise is disposed of in a manner that allows Covidien plc to indemnify Indemnitee in connection with such Proceeding under the Covidien plc Articles of Association as then in effect, Covidien plc will provide such indemnification to Indemnitee and will reimburse Covidien Ltd. for any indemnification or Expense Advance previously made by Covidien plc in connection with such Proceeding. Notwithstanding any other provision of this Agreement (other than the preceding sentence), Covidien plc shall not have any obligation under this Agreement to provide indemnification or Expense Advance to Indemnitee.

16.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company or Covidien plc), assigns, spouses, heirs, and personal and legal representatives. The Company and Covidien plc shall each require and cause any successor thereof (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company or Covidien plc, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company or Covidien plc, as applicable, would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding or is deceased and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such a person.

17.	Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

18.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of New York applicable to contracts made and to be performed in such State without giving effects to its principles of conflicts of laws.

19.	Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deem to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and address to the Company at:

Covidien Ltd.

Cherrywood Business Park, Block G, First Floor

Loughlinstown, Co. Dublin, Ireland

Attention: Secretary

And to Covidien plc at:

Covidien plc

Cherrywood Business Park, Block G, First Floor

Loughlinstown, Co. Dublin, Ireland

Attention: Secretary

And to Indemnitee at:

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

20.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as the day specified above.

COVIDIEN LTD.

By:
Its:

COVIDIEN PLC

By:
Its:

INDEMNITEE

Typed Name:

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